           CHESAPEAKE UTILITIES CORPORATION
                      EXHIBIT 21
            SUBSIDIARIES OF THE REGISTRANT



                     Subsidiaries                         State Incorporated
                     ------------                         ------------------
           Eastern Shore Natural Gas Company                   Delaware
                  Sharp Energy, Inc.                           Delaware
              Chesapeake Services Company                      Delaware
                 United Systems, Inc.                           Georgia
             Tri-County Gas Company, Inc.                      Maryland
               Eastern Shore Real Estate                       Maryland


    Subsidiary of Eastern Shore Natural Gas Company       State Incorporated
    -----------------------------------------------       ------------------
               Dover Exploration Company                       Delaware


          Subsidiaries of Sharp Energy, Inc.              State Incorporated
          ----------------------------------              ------------------
                    Sharpgas, Inc.                             Delaware
                    Sharpoil, Inc.                             Delaware


      Subsidiaries of Chesapeake Service Company          State Incorporated
      ------------------------------------------          ------------------
                    Skipjack, Inc.                             Delaware
              Capital Data Systems, Inc.                    North Carolina
              Currin and Associates, Inc.                   North Carolina
             Chesapeake Investment Company                     Delaware